FOR IMMEDIATE RELEASE

CONTACT
Nigel Ekern
Chief Administrative Officer
Clarus Corporation
(203) 302-2000
nekern@claruscorp.com


                   CLARUS ANNOUNCES FIRST QUARTER 2004 RESULTS

GREENWICH, CONNECTICUT -- MAY 6, 2004 -- Clarus Corporation (Nasdaq: CLRS) today announced financial results for the quarter ended March 31, 2004. Clarus reported no revenues for the first quarter of 2004, compared to $53,000 from the recognition of deferred software service fees during the comparable period of 2003. Net loss for the first quarter of 2004 was $471,000 or $0.03 per diluted share compared to a net loss of $2.4 million or $0.15 per diluted share during the comparable period of 2003. As of March 31, 2004, Clarus' cash, cash equivalents and marketable securities were $87.5 million (or $5.27 gross cash per share(1)) compared to $88.7 million as of December 31, 2003.

Clarus has available net operating loss, capital loss, research and experimentation credit and alternative minimum tax credit carryforwards for U.S. federal income tax purposes of approximately $113.7 million, $15.2 million, $1.3 million and $53,000, respectively, which expire in varying amounts beginning in the year 2009 to the extent not previously limited under section 382 of the Internal Revenue code. Clarus has also incurred foreign losses in the amount of approximately $4.0 million that are available to offset future taxable income in foreign jurisdictions.

Nigel Ekern, Clarus' Chief Administrative Officer stated, "We continue our efforts to identify and evaluate suitable acquisition and merger opportunities as part of our strategy to redeploy our cash and utilize our NOL's, to the extent available. We believe that the transaction environment has improved and Clarus should benefit from that in its efforts to complete the asset redeployment."

Clarus does not currently intend to hold conference calls to discuss quarterly earnings releases unless we consummate an acquisition in connection with our redeployment strategy. At such time, we plan to resume holding quarterly conference calls to review earnings and our operating performance.

Clarus, formerly a provider of e-commerce business solutions, is seeking to redeploy its assets and use its substantial cash and cash equivalent assets to enhance stockholder value.

(1) Gross cash per share at March 31, 2004 equals cash, cash equivalents and marketable securities of $87.5 million divided by 16.6 million common shares outstanding. Clarus has provided this Non-GAAP measure because it believes that it is useful to investors assessing the extent of the Clarus' assets available for redeployment. Clarus is not aware of any comparable GAAP measure.

This press release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Exchange Act of 1934. Information in this release includes Clarus' beliefs, expectations, intentions and strategies regarding Clarus, its future and its products and services. Assumptions relating to the forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risks including our inability to execute successfully our planned effort to redeploy our assets to enhance stockholder value, the unavailability of our net operating loss carry forward, and that the unaudited financial information provided in this press release may be adjusted as a result of the year end audit. Clarus cannot guarantee its future performance. All forward-looking statements contained in this release are based on information available to Clarus as of the date of this release and Clarus assumes no obligation to update the forward-looking statement contained herein.

For further information regarding the risks and uncertainties in connection with Clarus' business, please refer to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Factors That May Affect Our Future Results" sections of Clarus' filings with the Securities and Exchange Commission, including but not limited to, its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained at the SEC's web site at http://www.sec.gov.

                               CLARUS CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                   MARCH 31,        DECEMBER 31,
                                                                                     2004              2003
                                                                                   ---------         ---------
                                ASSETS

CURRENT ASSETS:
     Cash and cash equivalents                                                     $  38,667         $  15,045
     Marketable securities                                                            48,800            73,685
     Accrued interest receivable                                                         602               507
     Prepaids and other current assets                                                   381               132
                                                                                   ---------         ---------
Total current assets                                                                  88,450            89,369

PROPERTY AND EQUIPMENT, NET                                                              538                38

OTHER ASSETS:
     Deposits and other long-term assets                                                  38                38
                                                                                   ---------         ---------
         TOTAL ASSETS                                                              $  89,026         $  89,445
                                                                                   =========         =========

            LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
       Accounts payable and accrued liabilities                                    $   1,217         $   1,520
       Deferred revenue                                                                1,106             1,106
                                                                                   ---------         ---------
Total current liabilities                                                              2,323             2,626
                                                                                   ---------         ---------

Total liabilities                                                                      2,323             2,626
                                                                                   ---------         ---------

STOCKHOLDERS' EQUITY:
    Preferred stock, $.0001 par value; 5,000,000 shares
      authorized; none issued                                                             --                --
    Common stock, $.0001 par value; 100,000,000 shares authorized;
      16,663,240 and 16,649,048 shares issued and 16,588,240 and 16,574,048
      outstanding in 2004 and 2003, respectively                                           2                 2
    Additional paid-in capital                                                       368,452           367,031
    Accumulated deficit                                                             (277,238)         (276,767)
    Treasury stock, at cost                                                               (2)               (2)
    Accumulated other comprehensive income                                                41               (17)
    Deferred compensation                                                             (4,552)           (3,428)
                                                                                   ---------         ---------
Total stockholders' equity                                                            86,703            86,819
                                                                                   ---------         ---------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                    $  89,026         $  89,445
                                                                                   =========         =========

                               CLARUS CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                 THREE MONTHS ENDED
                                                      MARCH 31,
                                             -------------------------
                                               2004              2003
                                             --------         --------
REVENUES:
   Services fees                             $     --         $     53
                                             --------         --------
     Total revenues                                --               53


OPERATING EXPENSES:
   General and administrative                     723            1,891
   Provision for doubtful accounts                 --               67
   Depreciation and amortization                   --              761
                                             --------         --------
     Total operating expenses                     723            2,719

OPERATING LOSS                                   (723)          (2,666)
OTHER INCOME/(EXPENSE)                             17              (48)
INTEREST INCOME                                   235              358
INTEREST EXPENSE                                   --              (56)
                                             --------         --------
 NET LOSS                                    $   (471)        $ (2,412)
                                             ========         ========

  Loss per common share:
       Basic                                 $  (0.03)        $  (0.15)
       Diluted                               $  (0.03)        $  (0.15)

  Weighted average shares outstanding
       Basic                                   16,081           15,739
       Diluted                                 16,081           15,739

                               CLARUS CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                         THREE MONTHS ENDED
                                                                                             MARCH 31,
                                                                                     -------------------------
                                                                                       2004               2003
                                                                                     --------         --------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                             $   (471)        $ (2,412)
Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation and amortization on property and equipment                                --              761
    Amortization of deferred employee compensation                                        246                4
    Amortization of premiums on purchases of marketable securities                        369               --
    Provision for doubtful accounts                                                        --              (67)
    Loss/(Gain) on sale of marketable securities                                          (17)              48
    Changes in operating assets and liabilities:
        Accounts receivable                                                                --              534
        Interest receivable, prepaid and other current assets                            (344)             394
        Assets held for sale                                                               --               48
        Accounts payable and accrued liabilities                                         (303)             224
        Deferred revenue                                                                   --              (53)
        Liabilities to be assumed                                                          --             (220)
                                                                                     --------         --------
              NET CASH (USED IN) OPERATING ACTIVITIES                                    (520)            (739)

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of marketable securities                                                 (39,829)         (35,765)
    Proceeds from maturity of marketable securities                                    13,176           43,629
    Proceeds from sale of marketable securities                                        51,244               --
    Additions to property and equipment                                                  (500)              --
                                                                                     --------         --------
              NET CASH PROVIDED BY INVESTING ACTIVITIES                                24,091            7,864

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from the exercises of stock options                                           51              391
    Proceeds from issuance of common stock related to employee stock purchase
      plan                                                                                 --               10
                                                                                     --------         --------
              NET CASH PROVIDED BY FINANCING ACTIVITIES                                    51              401
                                                                                     --------         --------
Effect of exchange rate change on cash                                                     --              (86)

CHANGE IN CASH AND CASH EQUIVALENTS                                                    23,622            7,440

CASH AND CASH EQUIVALENTS, beginning of period                                         15,045           42,225
                                                                                     --------         --------
CASH AND CASH EQUIVALENTS, end of period                                             $ 38,667         $ 49,665
                                                                                     ========         ========


SUPPLEMENTAL CASH FLOW DISCLOSURE:
    Cash paid for interest
                                                                                     $     --         $     56
                                                                                     ========         ========
NON CASH TRANSACTION

    Issuance of Restricted Stock                                                     $     50         $     --
                                                                                     ========         ========